Exhibit 99.1

Pharmacyclics Announces Results of Registered Direct Offering

SUNNYVALE, Calif., June 16 -- Pharmacyclics, Inc. (Nasdaq:PCYC) today announced that it has entered into stock purchase agreements with various institutional investors for the sale of approximately 6,150,000 shares of its common stock in a registered direct offering at $6.51 per share, the closing price on June 15, 2010.  Gross proceeds of the offering, before deducting expenses, are expected to be approximately $40 million. These securities are being offered pursuant to the Company's effective shelf registration statement and base prospectus contained therein.

Pharmacyclics intends to use the proceeds of the transaction for general corporate purposes, including clinical trials, preclinical research expenses, general and administrative expenses and for working capital.

The closing of the offering is expected to occur on or before June 21, 2010.

Copies of the final prospectus supplement and accompanying base prospectus can be obtained directly from the Company or from the Securities and Exchange Commission's website at http://www.sec.gov when they become available.

A shelf registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

NOTE

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "should", "would", "project", "plan", "predict", "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

About Pharmacyclics

Pharmacyclics(R) is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of immune-mediated diseases and cancer. Our mission and goal are worth repeating: to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life, and resolve serious unmet medical healthcare needs. To identify promising product candidates based on exceptional scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate. We exist to make a difference for the better and these are important times to do just that.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

CONTACT
Ramses Erdtmann
Vice President of Finance of Pharmacyclics, Inc.
Phone: (408) 215-3325